                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 March 24, 2000

                             DOANE PET CARE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     0-27818                   43-1350515
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (IRS EMPLOYER
     OF INCORPORATION)                                    (IDENTIFICATION NO.)

            210 WESTWOOD PLACE SOUTH
                   SUITE 400
                 BRENTWOOD, TN                             37027
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                                 (615) 373-7774
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 5. OTHER EVENTS.

     On March 24, 2000, Doane Pet Care Company ("Doane") entered into a Share Purchase Agreement (the "Agreement") by which it will acquire all of the outstanding capital stock of A/S Arovit Petfood ("Arovit"), whose headquarters are located in Esbjerg, Denmark. Under the terms of the Agreement, Doane will pay approximately DKK 1.2 billion (approximately US $156 million) and will assume indebtedness, net of cash, of approximately DKK 64 million (approximately US $8 million). Doane intends to finance the acquisition through the use of its credit facilities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

            99.1 Press Release dated March 24, 2000.





                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DOANE PET CARE COMPANY


                                             By: /s/ Thomas R. Heidenthal
                                                 ------------------------
                                                 Thomas R. Heidenthal
                                                 Senior Vice President and
                                                 Chief Financial Officer

Dated: MARCH 27, 2000


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                                 EXHIBIT INDEX




Exhibit
Number              Exhibit Description
------              -------------------
99.1                Press Release dated March 24, 2000